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                                                                   EXHIBIT 10.14


                                 ENDOCARE, INC.

                       SCIENTIFIC ADVISORY BOARD AGREEMENT

        This Consulting Agreement ("Agreement") is entered into as of 12/2, 1997 between Foundation Research, Inc., a Massachusetts Corporation ("Consultant") and ENDOCARE, INC., a Delaware corporation ("Corporation"). In consideration of the mutual covenants set forth in this Agreement, the parties agree as follows:

1.      TERM OF RETENTION AS CONSULTANT

        Upon the terms and conditions set forth in this Agreement, Corporation hereby agrees to retain Consultant, and Consultant agrees to act, as a consultant to Corporation. During the term of this Agreement, Consultant agrees to perform the duties set forth in Exhibit A to this Agreement.

2.      COMPENSATION

        For services to Corporation under Section 1 during the term of this Agreement, Consultant shall receive from Corporation a daily consulting fee of $1500.00 per day payable after submitting invoices for services provided. All compensation packages, including stock option grants shall be held confidential by both parties.

3.      EXPENSES

        Corporation shall reimburse Consultant for reasonable out-of-pocket expenses incurred by Consultant in connection with Corporation's business, but only after 1) an expense report has been submitted by Consultant and approved by an executive officer of the Corporation; and 2) Consultant provides Corporation with such substantiating receipts or other documentation as Corporation may reasonably require.

4.      TERM

        The term of this Agreement shall begin on the date set forth in the first paragraph and shall renew for one year terms in accordance with this Section, unless notice is given at least thirty (30) days prior to the end of the initial one year term or any successive term, by the Corporation or the Consultant. The termination of this Agreement pursuant to this Section shall not release either party from any accrued obligation to pay any sum to the other party (whether then or thereafter payable) or operate to discharge any liability incurred prior to the termination date. In addition, the obligations under the following sections shall survive the termination of this Agreement.

5.      CONFIDENTIAL INFORMATION

        (a) As used in this Agreement, the term "Confidential Information" refers to any and all valuable information of a confidential, proprietary or secret nature related to the present or

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future business of Corporation, the research and development activities of
Corporation or the business of any customer of or supplier or contractor to Corporation. Confidential Information is to be broadly construed and includes, without limitation: (i) information disclosed by Corporation or its customers, suppliers or contractors ("together, "Contractors") to Consultant in the course of retention by Corporation as well as information developed or learned by Consultant during the course of retention; (ii) information that has or could have commercial value or other utility in the business in which Corporation or its Contractors are engaged or contemplate being engaged; (iii) information of which the unauthorized disclosure could be detrimental to the interests of Corporation or its Contractors, whether or not such information is identified as Confidential Information by Corporation or its Contractors; and (iv) trade secrets, processes, formulas, data, source code, know-how, improvements, inventions, techniques, test results, specifications, costs and pricing data, employee information, terms of Corporation's agreements, production and marketing plans and strategies, and information concerning Corporation's Contractors.

        (b) Consultant acknowledges that the Confidential Information is a valuable and unique asset of Corporation, and Consultant agrees at all times during the period of retention by Corporation and thereafter to keep in confidence and trust all Confidential Information. Consultant agrees that during the period of retention by Corporation and for a period of five (5) years thereafter, it will not directly or indirectly use or exploit the Confidential Information other than in the course of performing duties as a consultant of or other contractor to Corporation, nor will Consultant directly or indirectly disclose any Confidential Information to any person or entity, except in the course of performing duties to Corporation with the consent of Corporation's executive officers. Consultant will abide by Corporation's policies and regulations, as established from time to time, for the protection of its Confidential Information. Consultant agrees to use best efforts to ensure that Corporation's confidential information, and any records or documents containing such information, will not be exposed to theft, embezzlement or unauthorized reproduction or disclosure.

6.      COMPANY OWNERSHIP OF INNOVATIONS

        (a) As used in the Agreement, "Developments" means all inventions, discoveries, written or printed materials, trade secrets, designs, techniques, know-how, data or other technical developments which Consultant makes, conceives, reduces to practice or learns of, either individually or jointly with others, during the term of this Agreement, and which are related to or useful in the business of Corporation or result from Consultant's retention by Corporation or from the use of premises owned, leased or otherwise use or acquired by Corporation.

        (b) Subject to the terms of this Agreement, Consultant agrees that any and all Developments are and will be the exclusive property of Corporation. Consultant hereby assigns to Corporation all right, tide and interest Consultant may have or may acquire in and to all Developments. Consultant shall execute any assignments to Corporation or other documents requested by Corporation to evidence such assignment or Corporation's ownership of all such Developments and otherwise agrees to cooperate fully with and aid Corporation in establishing, enforcing and disposing of Corporation's patent and other proprietary rights with respect to all



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Developments. In the event Corporation is unable to secure Consultant's signature on any document necessary to apply for, prosecute, obtain or enforce any patent, copyright or other right or protection relating to any Development, whether due to mental or physical incapacity or any other cause, Consultant hereby irrevocably designates and appoints Corporation and each of its duly authorized officers as its agent and attorney-in-fact, to act for and in its behalf and stead to execute and file and such document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of such patents, copyrights or other rights or protections with the same force and effect as if executed and delivered by Consultant.

        (c) Except with respect to inventions which are to be assigned to or owned by the United States under contracts between Corporation and departments or agencies of the United States, the foregoing assignment to Corporation of Developments will not apply to any invention that Consultant develops entirely on its own time without the using Corporation's equipment, supplies, facilities or trade secret information, except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to Corporation's business or to its actual or demonstrably anticipated research or development; or (ii) result from any work performed by Consultant for Corporation.

        (d) Consultant will make full and prompt disclosure to Corporation of all Developments made, conceived, reduced to practice or learned by Consultant, either individually or jointly with others, during the term of this Agreement. Consultant shall attach to this Agreement a schedule containing a complete listing of any Developments relevant to its retention by Corporation that were made, conceived or first reduced to practice by Consultant alone or jointly with others prior to its retention by Corporation, or which are covered by the exclusion set forth in (c) above, and that Consultant desires to remove from the operation of this Agreement. Corporation agrees to hold any disclosure in such schedule in confidence.

        (e) Corporation recognizes that Consultant and its employees and agents are engaged in activities with various entities independent of those pertinent to the Corporation. Nothing in the Agreement is intended to be construed to limit, interfere, or otherwise create an interest by the Corporation in the Consultant's activities, or those of its clients, employees and/or agents.

7.      RETURN OF COMPANY MATERIALS

        Upon the termination of this Agreement for any reason, Consultant agrees promptly and without request to deliver to Corporation all originals and copies of notebooks, documents, reports, flies, samples, mailing lists, computer programs and other records and data which are then in Consultant's possession or under its control and which pertain to its retention by Corporation or include Confidential Information or Developments, and to return to Corporation any other tangible personal property owned by Corporation, unless such return is waived in writing by Corporation. Provided such retention is disclosed to Corporation and subject to the Consultant's confidentiality obligations, Consultant may retain copies of any such records required to be retained by Consultant to satisfy tax reporting or other legal requirements. Consultant recognizes that the unauthorized taking of any of Corporation's trade secrets is a crime and could also result in civil liability to Corporation.



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8.      COMPETITION

        Consultant agrees that, during the term of this Agreement, it will not, except for Corporation or with the written consent of an executive officer of Corporation, engage or have an interest, directly or indirectly, in any other business or venture which would interfere with the performance of its obligations to Corporation or which competes with any material part of Corporation's business. However, this restriction shall not prevent Consultant from passively owning or investing in (a) any shares or other assets which are owned on the date of this Agreement and are listed on a schedule attached to this Agreement or (1%) less than one percent (1%) of the outstanding shares of a corporation which are publicly traded.

9.      REMEDIES

        Consultant acknowledges that services under this Agreement and agreements in Sections 5-8 are of a special, unique, unusual, extraordinary and/or intellectual character, which give them particular value, that violation of this Agreement will constitute a material breach of trust and confidence and may be an invasion of privacy, that the breach of these agreements set forth in this Agreement could not reasonably or adequately be compensated in damages in an action at law, and that Corporation shall be entitled to injunctive relief for such a breach. Such relief may include, but shall not be limited to, an injunction restraining Consultant from rendering any service or engaging in any activity which breaches or would violate this Agreement. However, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy existing at law or in equity. The election of any one or more remedies by Corporation shall not constitute a waiver of its rights to pursue other available remedies.

10.     CONFLICTING AGREEMENTS

        Consultant represents that retention by Corporation under this Agreement and related actions have not breached, and will not breach, any covenant to keep in confidence proprietary information or any other agreement with a third party. Consultant has not entered into, and agrees that it will not enter into, any agreement either written or oral in conflict with this Agreement.

11.     MISCELLANEOUS

        (a)     GOVERNING LAW

                All questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be governed by the laws of the State of California, excluding its conflict of laws rules.



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        (b)     SUCCESSORS AND ASSIGNS

                This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Consultant may not assign or otherwise transfer any rights or obligations under this Agreement without Corporation's prior written consent and any such transfer in violation of this paragraph shall be void.

        (c)     ENTIRE AGREEMENT

                This Agreement contains all of the terms and conditions agreed upon by the parties, and supersedes any prior agreements or understandings, with respect to the subject matter of this Agreement.

        (d)     AMENDMENT OR MODIFICATION OF AGREEMENT

                This Agreement may be modified, altered or amended only by the written agreement of both the parties.

        (e)     ATTORNEYS' FEES AND COSTS

                In any legal proceeding to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs and necessary disbursements in addition to any other relief to which it or he may be entitled.

        (f)     COUNTERPART

                This Agreement may be executed in one or more counterparts, each of which shall be a valid original agreement.

        (g)     SEVERABILITY

                If any provision of this Agreement or its application to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and its other application shall not be affected and shall be enforceable to the fullest extent permitted by law.

        (h)     FURTHER ACTIONS

                Each party agrees to execute and deliver any further documents and to do any additional acts reasonably required to carry out the terms of this Agreement.

        (i)     WAIVERS

                Any provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by the party or by a duly authorized officer of the party. No waiver of any of the provisions of this Agreement will be deemed, or



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will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.

        (j)     NOTICES

                Any notice or other communication to a party provided for in this Agreement shall be deemed to have been duly given if delivered personally in writing to the party or on the date of its delivery, in writing addressed to the party, at such party's address determined in accordance with this paragraph. The address of Consultant shall be: Foundation Research, Inc., 70 Walnut Street, Wellesley, MA 02181. The address of Corporation shall be: 7 Studebaker, Irvine, CA 92618. Either party may change its or his address for purposes of this Agreement by a notice given to the other party in accordance with this paragraph.

        (k)     INDEPENDENT CONTRACTOR

                Consultant is retained by Corporation only for the purposes and to the extent set forth in this Agreement, and the relationship to Corporation shall, during the term of this Agreement, be that of an independent contractor. Consultant shall not be considered as having employee status or as being entitled to participate in any plans, arrangements or distributions by Corporation pertaining to any pension, stock, bonus, profit sharing or similar benefits for Corporation's employees. Corporation shall not withhold any of Consultant's compensation payments for income tax purposes and shall not have any obligations with regard to Social Security payments for Consultant, insurance or workers' compensation coverage for Consultant, or any similar items. Nothing contained in this Agreement shall be deemed or construed to constitute a relationship of partnership, joint venture, principal and agent, employer and employee, franchisor and franchisee, or any other association between the parties.

        (1)     JURISDICTION

                Each party to this Agreement agrees that an action or proceeding to determine or enforce any rights or obligations under this Agreement may be brought in the courts of the State of California in and for the Counties of Orange and Los Angeles. Each party consents to the jurisdiction of such courts over such party for purposes of any such action or proceeding.

        (m)     GENDER

                Where required by the context, the masculine gender of pronouns shall be deemed to include the feminine or the neuter.



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EXECUTED at Irvine, California as of the date first written above.


                                       CORPORATION:

                                       ENDOCARE, INC.,
                                       a Delaware corporation

                                       By:   /s/ Paul Mikus
                                           -------------------------------------
                                             Paul Mikus, President



                                       FOUNDATION RESEARCH, INC.:

                                       By:   /s/ BENJAMIN GERSON
                                           -------------------------------------
                                             Benjamin Gerson, M.D.


                                       -----------------------------------------
                                             Printed Name





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                                    EXHIBIT A

                                     DUTIES

To advise Company on product developments presented. To provide feedback to Company on matters of clinical and market acceptance of new technologies.











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